Exhibit 1
AGREEMENT
     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G/A (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
          IN WITNESS WHEREOF, the undersigned have executed this Agreement.
Dated: February 14, 2008

CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

By:	Camden Partners Strategic II, LLC, its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: Managing Member

CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

By:	Camden Partners Strategic II, LLC, its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: Managing Member

Page 13 of 14 Pages

CAMDEN PARTNERS STRATEGIC II, LLC

/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: Managing Member

DAVID L. WARNOCK

/s/ Donald W. Hughes, as Attorney-in-Fact

Name: David L. Warnock

DONALD W. HUGHES

/s/ Donald W. Hughes

Name: Donald W. Hughes

RICHARD M. JOHNSTON

/s/ Donald W. Hughes, as Attorney-in-Fact

Name: Richard M. Johnston

RICHARD M. BERKELEY

/s/ Donald W. Hughes, as Attorney-in-Fact

Name: Richard M. Berkeley

Page 14 of 14 Pages